Exhibit 99.1

November 14, 2008

Ridgewood Renewable Power, LLC
Ridgewood Electric Power Trust I
Ridgewood Electric Power Trust III
Ridgewood Electric Power Trust IV
Ridgewood Power B Fund/Providence Expansion
947 Linwood Avenue
Ridgewood, NJ 07450

Attn: Randall D. Holmes

President and CEO of Ridgewood Renewable Power, LLC

Dear Mr. Holmes:

Ridgewood Renewable Power, LLC (the “Company” or “RRP”), in its capacity as managing shareholder of the following Trusts, has requested that Ewing Bemiss & Company (“EB&Co.” or “we”) provide a Fairness Opinion (this “ Fairness Opinion”) to the Company and Ridgewood Electric Power Trust I (“Trust I”), Ridgewood Electric Power Trust III (“Trust III”), Ridgewood Electric Power Trust IV (Trust IV”), and Ridgewood Power B Fund/Providence Expansion (“B Fund”) (individually a “Trust” and collectively, the “Trusts”) regarding the proposed allocation of interests proposed in the restructuring of the ownership of Ridgewood Providence Power Partners,  L.P. (“RP”), Ridgewood Providence Power Corporation (“RPPC”), Ridgewood Gas Services LLC (“RGS”), Rhode Island Gas Management LLC (“RIGM”) and Ridgewood Rhode Island Generation LLC (“RIG”), (the “Proposed Restructuring”).  The Company expects that the Proposed Restructuring will be accomplished through a contribution by each of the Trusts (which in the case of Trust I would occur indirectly through the contribution by Ridgewood Olinda, LLC (“Olinda”)) of the ownership interests in RIG, RP, RPPC and RIGM (and indirectly the ownership interests in RGS which is wholly owed by RIGM) to Rhode Island LFG Genco, LLC (“RILG”) in exchange for membership interests in RILG.   RRP has asked EB&Co. for its opinion as to the fairness of the proposed membership percentages of RILG allocated in consideration for the contribution of RP (including RGS) and RIG to RILG.

RRP proposes that the value of the contributions for RP (and RGS) will be 54.8% of the total contributions to RILG in the Proposed Restructuring and the value of the contributions for RIG will be 45.2% of the total contributions to RILG in the Proposed Restructuring, resulting in RILG being owned 35.2364% (54.8% x 64.3%) by Trust IV, 38.42% (45.2% x 85%) by the B Fund, 19.5636% (54.8% x 35.7%) by Trust III and 6.78% (45.2% x 15%) by Trust I.

In arriving at the opinion set forth below, we have, among other things:

(i)	Reviewed certain business, financial and other information about RP and RIG (the “Entities”);
(ii)	Reviewed the contracts associated with the Entities and RGS;
(iii)
Conducted discussions with members of management of the Company concerning contractual matters, past and current operations and financial condition of the RP and RIG as well as the present and expected business situation;

(iv)	Reviewed a Memorandum prepared by the Company dated November 7, 2007 describing the present business issues of RP and RIG;
(v)	Reviewed certain gas reserve estimates prepared by Stantec Engineers regarding the future expected gas availability for each Entity;
(vi)
Reviewed certain internal financial and operating information, including financial projections relating to RP and RIG that were provided to us by the Company, taking into account (a) the financial prospects of the Entities, (b) the Entities’ historical and current fiscal year financial performance, and (c) the Entities’ forecasts going forward and their ability to meet them;

(vii)
Compared the Entities to recently completed merger and acquisitions completed in the landfill gas to energy sector on which EB&Co. worked directly and deemed to be relevant and applied those metrics to the Entities;

(viii)
Considered, analyzed and valued on a discounted cash flow analysis of each Entity to calculate the present value of the future cash flow streams as a going concern as well as analyzed discounted cash flow valuations on alternative scenarios; and

(ix)	Researched publicly traded entities engaged in the same business but found that none existed that were deemed comparable and therefore excluded this analysis.

In addition to the foregoing, we performed such other studies, analyses and investigations considered such other financial, economic and market criteria as we considered appropriate in arriving at our opinion.  Our studies, analyses and investigations must be considered as a whole.  Considering only some of these studies, analyses, investigations or factors (or any portion of any of these matters), without considering all studies, analyses, investigations and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein.

In rendering this Fairness Opinion, we have, with your permission, assumed and relied upon the accuracy and completeness of all of the financial information, forecasts and other information provided to or otherwise made available to us by the Company or that was publicly available to us, and have not attempted to independently verify any of such information, nor have we assumed any responsibility for doing so.  This Fairness Opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects.

We assume that there have been no material changes in the Entities’ assets, financial condition, results of operations, business or prospects since the most recent financial statements made available to us.  In addition, we (i) have not conducted a physical inspection of the properties and facilities of the Entities or been furnished any reports of any such physical inspections, (ii) have not made or obtained or been furnished with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Entities (other than the reserve reports referred to herein), (iii) we do not assume any responsibility for obtaining any such evaluations, appraisals or inspections for the Entities, and (iv) have not evaluated the solvency or fair value of the Entities under any state or federal laws relating to bankruptcy, insolvency or similar matters.

In connection with the preparation of this opinion, we have not been authorized by the Company  to solicit, nor have we solicited, third party indications of interest for the acquisition of all or any part of the Entities or the Trusts.

This Fairness Opinion is for the sole benefit of the Company and the Trusts.  This Fairness Opinion is based on economic, market and other conditions as they exist, and can be evaluated only as of the date of delivery of this Fairness Opinion. This Fairness Opinion will not express any opinion as to fairness at any time in the future.  We are not expressing an opinion herein as to value of shares of any of the Trusts following the consummation of the Proposed Restructuring.  This Fairness Opinion does not address the Company’s underlying business decision to effect the Proposed Restructuring.

We are acting as financial advisor for the Company and the Trusts in connection with the  Proposed Restructuring and will receive a fee from the Trusts for our services.   In addition, the Trusts have agreed to indemnify us for certain liabilities arising out of our engagement.

In addition, we are acting as financial advisor for the Company, the Trusts and certain other entities for which the Company serves as managing shareholder (the “Sellers”) in connection with a proposed transaction involving the possible sale of certain of the assets of the Sellers (“Proposed Transaction”) and will receive a fee from the Sellers for our services, a portion of which is contingent on the consummation of the Proposed Transaction.  In addition, the Sellers have agreed to indemnify us for certain liabilities arising out of our engagement in connection with the Proposed Transaction.

It is understood that this Fairness Opinion is for the information and benefit of the Company and the Trusts in connection with their consideration of the Proposed Restructuring and may not be used for any other purpose without the express written consent of a Managing Director of EB&Co., with the exception that a description of this Fairness Opinion and EB&C’s services in connection therewith  and  a copy of this Fairness Opinion may be included in its entirety in any filings the Trusts or the Sellers are required to make with United States Securities and Exchange Commission in connection with this Proposed Restructuring and the Proposed Transaction (including any soliciting material provided to investors in a Trust or Seller) ..  EB&Co. shall have the right to review and comment on descriptions of this Fairness Opinion and EB&Co.’s role in the Proposed Restructuring and in the Proposed Transaction

Based upon the subject to the foregoing, we are of the opinion that as of the date hereof the allocations of value between RP, on one hand, and RIG, on the other hand, are fair, from a financial point of view, to each of the Trusts.

Very Truly Yours,

Mary A. Bacon
Managing Director
Ewing Bemiss & Co.